National Vision Holdings, Inc. Reports First Quarter 2018 Financial Results; Reaffirms Fiscal 2018 Outlook

•	Net revenue increased 10.3% to $408.0 million

•	Comparable store sales growth of 4.6%; Adjusted comparable store sales growth of 4.6%

•	65th consecutive quarter of positive comparable store sales growth

•	Net income increased 46.7% to $25.0 million; Adjusted net income increased 15.5% to $26.9 million

•	Adjusted EBITDA increased 3.7% to $61.1 million, which included an approximately $3.0 million, or 500 basis points, impact from certain items described below

•	Diluted EPS of $0.32; Adjusted diluted EPS of $0.35

Duluth, Ga. -- May 15, 2018 -- National Vision Holdings, Inc. (NASDAQ: EYE) (“National Vision” or the “Company”) today reported its financial results for the first quarter ended March 31, 2018.
Reade Fahs, chief executive officer, stated, “We are pleased to report our team delivered its 65th consecutive quarter of positive comparable store sales growth. We opened 15 stores during the first quarter, including locations in the greater New York metropolitan area, and continue to see a long runway for store growth. Our optometrists and associates remain committed to making quality eye exams and eyewear more affordable throughout the United States. Importantly, we remain on track to achieve the financial targets we established at the beginning of the year.”
Adjusted comparable store sales growth, adjusted diluted EPS, adjusted EBITDA, adjusted EBITDA margin, adjusted net income and EBITDA are not measures recognized under generally accepted accounting principles (“GAAP”). Please see “Non-GAAP Financial Measures” and “Reconciliation of GAAP to Non-GAAP Financial Measures” below for more information.

First Quarter 2018 Highlights

•	Net revenue increased 10.3% to $408.0 million from $369.9 million for the first quarter of 2017.

•	Comparable store sales growth of 4.6% and adjusted comparable store sales growth of 4.6% were driven by increases in both customer transactions and average ticket.

•	The Company opened 15 new stores, closed one store and ended the quarter with 1,027 stores. Overall, store count grew 6.8% from April 1, 2017 to March 31, 2018.

•
As a result of changes in California law, in the third quarter of 2017, the Legacy segment began providing eye examination services that previously had been provided by FirstSight Vision Services, Inc. (“FirstSight”), the Company's HMO subsidiary, increasing Legacy comparable store sales growth by 205 basis points in the first quarter. Also, in the fourth quarter of 2017, FirstSight ceased the sale of vision care products in Walmart locations that are not operated by the Company, reducing its net revenue and associated costs by approximately $1.8 million, with an immaterial impact on income from operations.

•
Costs applicable to revenue increased 8.8% to $180.5 million from $165.8 million for the first quarter of 2017. As a percentage of net revenue, costs applicable to revenue decreased 60 basis points to 44.2% from 44.8% for the first quarter of 2017. This decrease as a percentage of net revenue was primarily driven by a $2.0 million inventory write-off in the first quarter of 2017, partially offset by higher optometrist costs.

•
Selling, general and administrative expenses (“SG&A”) increased 13.5% to $170.1 million from $149.8 million for the first quarter of 2017. As a percentage of net revenue, SG&A increased 120 basis points to 41.7% from 40.5% for the first quarter of 2017. This increase as a percentage of net revenue was primarily driven by store payroll, and, to a lesser extent, incremental corporate payroll as a result of becoming a public company, advertising, occupancy, and performance-based incentive compensation.

•
Depreciation and amortization expense increased 22.4% to $17.7 million from $14.4 million for the first quarter of 2017, primarily driven by new store openings, as well as investments in optical laboratories, distribution centers and information technology infrastructure.

•
Interest expense, net, decreased $2.2 million compared to the first quarter of 2017, driven by a $3.4 million decrease resulting from the payoff of the $125.0 million in second lien term loans and $235.0 million in outstanding amount of first lien term loans during the fourth quarter of fiscal year 2017, partially offset by a $1.5 million increase related to interest payments due to counterparties associated with the Company’s derivative cash flow hedges.

•
Our effective tax rate was 17.4% compared to 33.1% for the first quarter of 2017. The decrease in our effective tax rate was primarily due to the reduced federal statutory rate as part of the Tax Cuts and Jobs Act of 2017 as well as an 8.9% reduction due to a $2.7 million income tax benefit resulting from stock option exercises.

•
Net income was $25.0 million compared to $17.1 million for the first quarter of 2017. Net margin increased 150 basis points to 6.1% from 4.6% for the first quarter of 2017. Diluted EPS was $0.32 compared to $0.29 for the first quarter of 2017.

•
Adjusted net income was $26.9 million compared to $23.3 million for the first quarter of 2017. Adjusted diluted EPS was $0.35 per diluted share compared to $0.40 per diluted share for the first quarter of 2017.

•
Adjusted EBITDA increased 3.7% to $61.1 million compared to $58.9 million for the first quarter of 2017. Adjusted EBITDA margin declined 90 basis points to 15.0% from 15.9% for the first quarter of 2017. Adjusted EBITDA was impacted by approximately $3.0 million from the net change in margin on unearned revenue, new public company related expenses, and higher performance-based incentive compensation, which impacted year-over-year adjusted EBITDA growth by approximately 500 basis points.

•	Net revenue and adjusted EBITDA results above do not include the $4.3 million net increase in deferred revenue in the first quarter of 2018.

Balance Sheet and Cash Flow Highlights as of March 31, 2018

•
The Company’s cash balance was $58.4 million as of March 31, 2018. The Company had no borrowings under its $100 million first lien revolving credit facility, exclusive of letters of credit of $5.5 million.

•	Total debt was $569.3 million as of March 31, 2018, consisting of outstanding first lien term loans and capital lease obligations.

•	Cash flows from operating activities for the first quarter of 2018 were $77.8 million compared to $46.5 million for the same period of 2017.

•	Capital expenditures for the first quarter of 2018 totaled $22.8 million compared to $20.7 million for the same period of 2017.

Fiscal 2018 Outlook
The Company reaffirms its outlook for the fiscal year ending December 29, 2018, as follows:

Fiscal 2018 Outlook
New Stores	~75 New Stores
Adjusted Comparable Store Sales Growth	3 - 5%
Net Revenue	$1.485 - $1.515 billion
Adjusted EBITDA	$172 - $177 million
Adjusted Net Income	$52 - $56 million
Depreciation and Amortization	$72 - $73 million
Interest	$37 - $38 million
Tax Rate[1]	~26.0%
Capital Expenditures	$100 - $105 million

[1] Excluding the impact of stock option exercises

The fiscal 2018 outlook information provided above includes Adjusted EBITDA and Adjusted Net Income guidance, which are non-GAAP financial measures management uses in measuring performance. The Company is not able to reconcile these forward-looking non-GAAP measures to GAAP without unreasonable efforts because it is not possible to predict with a reasonable degree of certainty the actual impact of certain items and unanticipated events, including taxes and non-recurring items, which would be included in GAAP results. The impact of such items and unanticipated events could be potentially significant.

The fiscal 2018 outlook is forward-looking, subject to significant business, economic, regulatory and competitive uncertainties and contingencies, many of which are beyond the control of the Company and its management, and based upon assumptions with respect to future decisions, which are subject to change. Actual results may vary and those variations may be material. As such, the Company’s results may not fall within the ranges contained in its fiscal 2018 outlook. The Company uses these forward looking metrics internally to assess and benchmark its results and strategic plans.

Conference Call Details
A conference call to discuss the first quarter 2018 financial results is scheduled for today, May 15, 2018, at 11:00 a.m. Eastern Time. The U.S. toll free dial-in for the conference call is 866-754-6931 and the international dial-in is 636-812-6625. The conference passcode is 5373875. A live audio webcast of the conference call will be available on the “Investors” section of the Company’s website www.nationalvision.com/investors, where presentation materials will be posted prior to the conference call.

A telephone replay will be available shortly after the broadcast through Tuesday, May 22, 2018, by dialing 855-859-2056 from the U.S. or 404-537-3406 from international locations, and entering conference passcode 5373875. A replay of the audio webcast will also be archived on the “Investors” section of the Company’s website.

About National Vision Holdings, Inc
National Vision Holdings, Inc. is one of the largest optical retail companies in the United States with over 1,000 retail stores in 44 states plus the District of Columbia and Puerto Rico. With a mission of helping people by making quality eyecare and eyewear more affordable and accessible, the Company operates five retail brands: America’s Best Contacts & Eyeglasses, Eyeglass World, Vision Centers inside select Walmart stores, Vista Opticals inside Fred Meyer stores and on select military bases, and several ecommerce websites, offering a variety of products and services for customers’ eyecare needs.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934. These statements include, but are not limited to, statements made above under Fiscal 2018 Outlook and those related to our expectations regarding the performance of our industry, growth strategy, goals and expectations concerning our market position, future operations, margins, profitability, capital expenditures, liquidity and capital resources and other financial and operating information. You can identify these forward-looking statements by the use of words such as “outlook,” “guidance,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “could,” “seeks,” “projects,” “predicts,” “intends,” “plans,” “estimates,” “anticipates” or the negative version of these words or other comparable words. Such forward-looking statements are subject to various risks and uncertainties, including our ability to open and operate new stores in a timely and cost-effective manner and to successfully enter new markets; our ability to maintain sufficient levels of cash flow from our operations to grow; our ability to recruit and retain vision care professionals for our stores; state, local and federal vision care and healthcare laws and regulations; our relationships with managed vision care companies, vision insurance providers and other third-party payors; our operating relationships with our host and legacy partners; the risk of loss or disruption in our distribution centers and optical laboratories; risks associated with vendors from whom our products are sourced; competition in the optical retail industry; our dependence on a limited number of suppliers; risks associated with information technology systems and the security of personal information and payment card data collected by us and our vendors; macroeconomic factors and other factors impacting consumer spending beyond the Company’s control; our growth strategy’s impact on our existing resources and performance of our existing stores; our ability to retain senior management and attract new personnel; our ability to manage costs; the success of our marketing, advertising and promotional efforts; risks associated with leasing substantial amounts of space; product liability, product recall or personal injury issues; our compliance with managed vision care laws and regulations; our reliance on third-party reimbursements; our ability to manage our inventory balances and inventory shrinkage; risks associated with our e-commerce business; seasonal fluctuations in our operating results and inventory levels; technological advances that may reduce the demand for our products, and future vision correction alternatives and drug development for the correction of vision-related problems; risks of losses arising from our investments in technological innovators in the optical retail industry; our failure to comply with, or changes in, laws, regulations, enforcement activities and other requirements; impact of any adverse judgments or settlements resulting from legal proceedings; our ability to adequately protect our intellectual property; our leverage; restrictions in our credit agreement that limits our flexibility in operating our business; our ability to generate sufficient cash flow to satisfy our debt service obligations; our dependence on our subsidiaries to fund all of our operations and expenses; risks associated with maintaining the requirements of being a public company; our ability to comply with requirements to design, implement and maintain effective internal controls; and risks related to being a “controlled company.” Additional factors that could cause National Vision’s results to differ materially from those described in the forward-looking statements can be found under the heading entitled Part I, Item 1A - “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 30, 2017 (the “2017 Annual Report”), as filed with the Securities and Exchange

Commission (“SEC”), as such factors may be updated from time to time in our periodic filings with the SEC, which are accessible on the SEC’s website at www.sec.gov. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this release and in our filings with the SEC. We undertake no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by law.

Non-GAAP Financial Measures
To supplement the Company’s financial information presented in accordance with GAAP and aid understanding of the Company’s business performance, the Company uses certain non-GAAP financial measures, namely “EBITDA,” “Adjusted EBITDA,” “Adjusted EBITDA Margin,” “Adjusted Net Income” and “Adjusted Diluted EPS.” We believe EBITDA, Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Net Income and Adjusted Diluted EPS assist investors and analysts in comparing our operating performance across reporting periods on a consistent basis by excluding items that we do not believe are indicative of our core operating performance. Management believes these non-GAAP financial measures are useful to investors in highlighting trends in our operating performance, while other measures can differ significantly depending on long-term strategic decisions regarding capital structure, the tax jurisdictions in which we operate and capital investments. Management uses these non-GAAP financial measures to supplement GAAP measures of performance in the evaluation of the effectiveness of our business strategies, to make budgeting decisions, to establish discretionary annual incentive compensation and to compare our performance against that of other peer companies using similar measures. Management supplements GAAP results with non-GAAP financial measures to provide a more complete understanding of the factors and trends affecting the business than GAAP results alone.

To supplement the Company’s comparable store sales growth presented in accordance with GAAP, the Company provides “Adjusted Comparable Store Sales Growth,” which is a non-GAAP financial measure we believe is useful because it provides timely and accurate information relating to the two core metrics of retail sales: number of transactions and value of transactions. Management uses Adjusted Comparable Store Sales Growth as the basis for key operating decisions, such as allocation of advertising to particular markets and implementation of special marketing programs. Accordingly, we believe that Adjusted Comparable Store Sales Growth provides timely and accurate information relating to the operational health and overall performance of each brand. We also believe that, for the same reasons, investors find our calculation of Adjusted Comparable Store Sales Growth to be meaningful.

EBITDA: We define EBITDA as net income, plus interest expense, income tax provision and depreciation and amortization.

Adjusted EBITDA: We define Adjusted EBITDA as EBITDA, further adjusted to exclude stock compensation expense, costs associated with debt refinancing, non-cash inventory write-offs, new store pre-opening expenses, non-cash rent, secondary offering expenses, and other expenses.

Adjusted EBITDA Margin: We define Adjusted EBITDA Margin as Adjusted EBITDA divided by net revenue.

Adjusted Net Income: We define Adjusted Net Income as net income, plus stock compensation expense, costs associated with debt refinancing, non-cash inventory write-offs, new store pre-opening expenses, non-cash rent, secondary offering expenses, other expenses, amortization of acquisition intangibles and deferred financing costs, and tax benefit of stock option exercises, less the tax effect of these adjustments.

Adjusted Diluted EPS: We define Adjusted Diluted EPS as Adjusted Net Income divided by diluted weighted average common shares outstanding.

Adjusted Comparable Store Sales Growth: We measure Adjusted Comparable Store Sales Growth as the increase or decrease in sales recorded by the comparable store base in any reporting period, compared to sales recorded by the comparable store base in the prior reporting period, which we calculate as follows: (i) sales are recorded on a cash basis (i.e. when the order is placed and paid for, compared to when the order is delivered), utilizing cash basis point of sale information from stores; (ii) stores are added to the calculation in their 13th full month; (iii) closed stores are removed from the calculation for time periods that are not comparable; (iv) sales from partial months of operation are ignored when stores do not open or close on the first day of the month; and (v) when applicable, we adjust for the effect of the 53rd week. Quarterly, year-to-date and annual adjusted comparable store sales are aggregated using only sales from all whole months of operation included in both the current reporting period and the prior reporting period. When a partial month is excluded from the calculation, the corresponding month in the subsequent period is also excluded from the calculation.

EBITDA, Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Net Income, Adjusted Diluted EPS and Adjusted Comparable Store Sales Growth are not recognized terms under GAAP and should not be considered as an alternative to net income (loss), the ratio of net income (loss) to net revenue, or diluted earnings per share as a measure of financial performance, cash flows provided by operating activities as a measure of liquidity, comparable store sales growth as a measure of operating performance, or any other performance measure derived in accordance with GAAP. Additionally, these measures are not intended to be a measure of free cash flow available for management’s discretionary use as they do not consider certain cash requirements such as interest payments, tax payments and debt service requirements. The presentations of these measures have limitations as analytical tools and should not be considered in isolation, or as a substitute for analysis of our results as reported under GAAP. Because not all companies use identical calculations, the presentations of these measures may not be comparable to other similarly titled measures of other companies and can differ significantly from company to company.

Please see “Reconciliation of GAAP to Non-GAAP Financial Measures” below for reconciliations of non-GAAP financial measures used in this release to their most directly comparable GAAP financial measures.

National Vision Holdings, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
As of March 31, 2018 and December 30, 2017
In Thousands, Except Par Value Information
(Unaudited)

ASSETS	As of March 31, 2018	As of December 30, 2017
Current assets:
Cash and cash equivalents	$58,433	$4,208
Accounts receivable, net	41,739	43,193
Inventories	93,678	91,151
Prepaid expenses and other current assets	24,777	23,925
Total current assets	218,627	162,477

Property and equipment, net	310,964	304,132
Other assets:
Goodwill	792,744	792,744
Trademarks and trade names	240,547	240,547
Other intangible assets, net	70,809	72,903
Other assets	10,863	10,988
Total non-current assets	1,425,927	1,421,314
Total assets	$1,644,554	$1,583,791
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$46,126	$35,708
Other payables and accrued expenses	85,763	77,611
Unearned revenue	29,950	27,739
Deferred revenue	52,500	62,993
Current maturities of long-term debt	7,324	7,258
Total current liabilities	221,663	211,309

Long-term debt, less current portion and debt discount	562,002	561,980
Other non-current liabilities:
Deferred revenue	20,200	31,222
Other liabilities	42,132	46,044
Deferred income taxes, net	87,282	73,648
Total other non-current liabilities	149,614	150,914
Commitments and contingencies
Stockholders’ equity:
Common stock, $0.01 par value; 200,000 shares authorized; 75,103 and 74,654 shares issued and outstanding as of March 31, 2018 and December 30, 2017, respectively	751	746
Additional paid-in capital	635,637	631,798
Accumulated other comprehensive loss	(5,244)	(9,868)
Retained earnings	81,219	37,145
Treasury stock, at cost; 53 and 28 shares as of March 31, 2018 and December 30, 2017, respectively	(1,088)	(233)
Total stockholders’ equity	711,275	659,588
Total liabilities and stockholders’ equity	$1,644,554	$1,583,791

National Vision Holdings, Inc. and Subsidiaries
Condensed Consolidated Statements of Operations and Comprehensive Income
For the Three Months Ended March 31, 2018 and April 1, 2017
In Thousands, Except Per Share Information
(Unaudited)

	Three Months Ended
	March 31, 2018	April 1, 2017
Revenue:
Net product sales	$338,777	$306,584
Net sales of services and plans	69,198	63,275
Total net revenue	407,975	369,859
Costs applicable to revenue (exclusive of depreciation and amortization):
Products	130,878	121,033
Services and plans	49,576	44,775
Total costs applicable to revenue	180,454	165,808
Operating expenses:
Selling, general and administrative expenses	170,102	149,804
Depreciation and amortization	17,654	14,423
Other expense, net	122	102
Total operating expenses	187,878	164,329
Income from operations	39,643	39,722
Interest expense, net	9,313	11,492
Debt issuance costs	—	2,702
Earnings before income taxes	30,330	25,528
Income tax provision	5,283	8,458
Net income	$25,047	$17,070

Earnings per share:
Basic	$0.34	$0.30
Diluted	$0.32	$0.29
Weighted average shares outstanding:
Basic	74,714	56,261
Diluted	77,837	57,934

Comprehensive income:
Net income	$25,047	$17,070
Change in unrealized gain (loss) on hedge instruments	6,216	(330)
Tax (provision) benefit of change in unrealized gain (loss) on hedge instruments	(1,592)	126
Comprehensive income	$29,671	$16,866

National Vision Holdings, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows
For the Three Months Ended March 31, 2018 and April 1, 2017
In Thousands
(Unaudited)

	Three Months Ended
	March 31, 2018	April 1, 2017
Cash flows from operating activities:
Net income	$25,047	$17,070
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation of property and equipment	15,560	12,314
Amortization of intangible assets	2,094	2,109
Amortization of loan costs	430	1,008
Deferred income tax expense	5,283	8,118
Non-cash stock option compensation	1,596	1,104
Non-cash inventory adjustments	522	2,719
Bad debt expense	1,620	1,149
Debt issuance costs	—	2,702
Other	64	66
Changes in operating assets and liabilities:
Accounts receivable	(166)	(7,645)
Inventories	(3,049)	(1,729)
Other assets	(554)	(774)
Accounts payable	10,418	(9,426)
Deferred revenue	4,261	5,857
Other liabilities	14,661	11,863
Net cash provided by operating activities	77,787	46,505
Cash flows from investing activities:
Purchase of property and equipment	(22,792)	(20,703)
Other	116	—
Net cash used for investing activities	(22,676)	(20,703)
Cash flows from financing activities:
Proceeds from issuance of long-term debt	—	173,712
Proceeds from exercise of stock options	2,312	1,868
Principal payments on long-term debt	(1,425)	(2,079)
Purchase of treasury stock	(855)	—
Payments on capital lease obligations	(333)	(191)
Debt issuance costs	—	(2,702)
Dividend to stockholders	—	(170,983)
Net cash used for financing activities	(301)	(375)
Net change in cash, cash equivalents and restricted cash	54,810	25,427
Cash, cash equivalents and restricted cash, beginning of year	5,193	5,687
Cash, cash equivalents and restricted cash, end of period	$60,003	$31,114
The following table provides a reconciliation of cash and cash equivalents reported within the condensed consolidated balance sheets to the total of cash, cash equivalents and restricted cash shown above:

	Three Months Ended
In thousands	March 31, 2018	April 1, 2017
Cash and cash equivalents	$58,433	$29,912
Restricted cash included in other assets	1,570	1,202
Total cash, cash equivalents and restricted cash	$60,003	$31,114

National Vision Holdings, Inc. and Subsidiaries
Reconciliation of GAAP to Non-GAAP Financial Measures
Reconciliation of Net Income to EBITDA, Adjusted EBITDA, Adjusted Net Income and Adjusted Diluted EPS
For the Three Months Ended March 31, 2018 and April 1, 2017
In Thousands, Except Per Share Information
(Unaudited)

	Three Months Ended
	March 31, 2018		April 1, 2017
Net income	$25,047	6.1%	$17,070	4.6%
Interest expense	9,313	2.3%	11,492	3.1%
Income tax provision	5,283	1.3%	8,458	2.3%
Depreciation and amortization	17,654	4.3%	14,423	3.9%
EBITDA	57,297	14.0%	51,443	13.9%

Stock compensation expense (a)	1,596	0.4%	1,104	0.3%
Debt issuance costs (b)	—	—%	2,702	0.7%
Non-cash inventory write-offs (c)	—	—%	2,015	0.5%
New store pre-opening expenses (d)	474	0.1%	618	0.2%
Non-cash rent (e)	300	0.1%	358	0.1%
Secondary offering expenses (f)	1,191	0.3%	—	—%
Other (g)	231	0.1%	666	0.2%
Adjusted EBITDA/ Adjusted EBITDA Margin	$61,089	15.0%	$58,906	15.9%
Note: Percentages reflect line item as a percentage of net revenue

	Three Months Ended
	March 31, 2018		April 1, 2017
Net income	$25,047		$17,070
Stock compensation expense (a)	1,596		1,104
Debt issuance costs (b)	—		2,702
Non-cash inventory write-offs (c)	—		2,015
New store pre-opening expenses (d)	474		618
Non-cash rent (e)	300		358
Secondary offering expenses (f)	1,191		—
Other (g)	231		666
Amortization of acquisition intangibles and deferred financing costs (h)	2,281		2,859
Tax benefit of stock option exercises (i)	(2,695)	—	—
Tax effect of total adjustments (j)	(1,555)		(4,129)
Adjusted Net Income	$26,870		$23,263
`

	Three Months Ended
	March 31, 2018	April 1, 2017
Diluted EPS	$0.32	$0.29
Stock compensation expense (a)	0.02	0.02
Debt issuance costs (b)	—	0.05
Non-cash inventory write-offs (c)	—	0.03
New store pre-opening expenses (d)	0.01	0.01
Non-cash rent (e)	—	0.01
Secondary offering expenses (f)	0.02	—
Other (g)	—	0.01
Amortization of acquisition intangibles and deferred financing costs (h)	0.03	0.05
Tax benefit of stock option exercises (i)	(0.03)	—
Tax effect of total adjustments (j)	(0.02)	(0.07)
Adjusted Diluted EPS	$0.35	$0.40

Weighted average diluted shares outstanding	77,837	57,934

(a)	Non-cash charges related to stock-based compensation programs, which vary from period to period depending on the timing of awards.

(b)	Fees associated with the borrowing of $175.0 million in additional principal under our first lien credit agreement during the first fiscal quarter of 2017.

(c)	Reflects write-offs of inventory relating to the expiration of a specific type of contact lenses that could not be sold and required disposal.

(d)
Pre-opening expenses, which include marketing and advertising, labor and occupancy expenses incurred prior to opening a new store, are generally higher than comparable expenses incurred once such store is open and generating revenue. We believe that such higher pre-opening expenses are specific in nature and amount to opening a new store and as such, are not indicative of ongoing core operating performance. We adjust for these costs to facilitate comparisons of store operating performance from period to period. Pre-opening costs are permitted exclusions in our calculation of Adjusted EBITDA pursuant to the terms of our existing credit agreements.

(e)
Consists of the non-cash portion of rent expense, which reflects the extent to which our straight-line rent expense recognized under GAAP exceeds or is less than our cash rent payments. The adjustment can vary depending on the average age of our lease portfolio, which has been impacted by our significant growth in recent years. For newer leases, our rent expense recognized typically exceeds our cash rent payments, while for more mature leases, rent expense recognized under GAAP is typically less than our cash rent payments.

(f)	Expenses related to our secondary public offering for the three months ended March 31, 2018.

(g)
Other adjustments include amounts that management believes are not representative of our operating performance, including our share of losses on equity method investments of $0.2 million and $0.1 million for the three months ended March 31, 2018 and April 1, 2017, respectively; management fees of $0.3 million paid to Kohlberg Kravis Roberts & Co. L.P. (“KKR”) and Berkshire Partners LLC (“Berkshire”) in accordance with our monitoring agreement for the three months ended April 1, 2017 that was terminated automatically in accordance with its terms upon the consummation of the initial public offering (the “IPO”) in October 2017; the amortization impact of adjustments related to the acquisition of the Company by affiliates of KKR in March 2014 (“the KKR Acquisition”)(e.g., fair value of leasehold interests) of $17 thousand and $(0.1) million for the three months ended March 31, 2018 and April 1, 2017, respectively, related to prior acquisitions; expenses related to preparation for being an SEC registrant that were not directly attributable to the IPO and therefore not charged to equity of $0.5 million for the three months ended April 1, 2017; differences between the timing of expense versus cash payments related to contributions to charitable organizations of $(0.3) million during each of the three months ended March 31, 2018 and April 1, 2017; costs of severance and relocation of $0.2 million and $16 thousand for the three months ended March 31, 2018 and April 1, 2017, respectively; and other expenses and adjustments totaling $0.1 million and $0.1 million for the three months ended March 31, 2018 and April 1, 2017, respectively.

(h)
Amortization of acquisition intangibles related to the additional expense incurred due to the increase in the carrying values of amortizing intangible assets as a result of the KKR Acquisition of $1.9 million for each of the three months ended March 31, 2018 and April 1, 2017. Amortization of deferred financing costs is primarily associated with the March 2014 term loan borrowings in connection with the KKR Acquisition and, to a lesser extent, amortization of deferred loan discount costs associated with the May 2015 and February 2017 incremental first lien term loans and the November 2017 first lien term loan refinancing, aggregating to $0.4 million and $1.0 million for the three months ended March 31, 2018 and April 1, 2017, respectively.

(i)
Tax benefit associated with accounting guidance adopted at the beginning of fiscal year 2017 (Accounting Standards Update 2016-09, Compensation - Stock Compensation), requiring excess tax benefits to be recorded in earnings as discrete items in the reporting period in which they occur.

(j)	Represents the tax effect of the total adjustments at our estimated annual normalized effective tax rate.

Reconciliation of Adjusted Comparable Store Sales Growth to Total Comparable Store Sales Growth
For the Three Months Ended March 31, 2018 and April 1, 2017
(Unaudited)

	Comparable store sales growth (a)
	Three Months Ended March 31, 2018	Three Months Ended April 1, 2017	2018 Outlook
Owned & host segment
America’s Best	4.6%	6.9%
Eyeglass World	6.3%	3.9%
Military	2.8%	(8.3)%
Fred Meyer	6.0%	(4.5)%
Legacy segment	3.3%	(2.8)%

Total comparable store sales growth	4.6%	5.7%	3.5 - 5.5%
Adjusted comparable store sales growth(b)	4.6%	4.4%	3 - 5%

(a)
Total comparable store sales calculated based on consolidated net revenue excluding the impact of (i) corporate/other segment net revenue, (ii) sales from stores opened less than 12 months, (iii) stores closed in the periods presented, (iv) sales from partial months of operation when stores do not open or close on the first day of the month, and (v) if applicable, the impact of a 53rd week in a fiscal year. Comparable store sales growth for America's Best, Eyeglass World, Military, and Fred Meyer is calculated based on cash basis revenues consistent with what the Chief Operating Decision Maker reviews, and consistent with reportable segment revenues presented in Note 8. "Segment Reporting" in our condensed consolidated financial statements, with the exception of the legacy segment, which is adjusted as noted in (b) (ii) below.

(b)
There are two differences between total comparable store sales growth based on consolidated net revenue and adjusted comparable store sales growth: (i) adjusted comparable store sales growth includes the effect of deferred and unearned revenue as if such revenues were earned at the point of sale, resulting in a decrease of 0.1% and 0.8% from total comparable store sales growth based on consolidated net revenue for the three months ended March 31, 2018 and April 1, 2017, respectively, and (ii) adjusted comparable store sales growth includes retail sales to the legacy partner’s customers (rather than the revenues recognized consistent with the management & services agreement), resulting in an increase of 0.1% and a decrease of 0.5% from total comparable store sales growth based on consolidated net revenue for the three months ended March 31, 2018 and April 1, 2017, respectively.

Investors:

National Vision Holdings, Inc.
David Mann, CFA, Vice President of Investor Relations
(470) 448-2448
investor.relations@nationalvision.com

Media:

National Vision Holdings, Inc.
Kristina Gross, Director of Communications
(470) 448-2355
Kristina.gross@nationalvision.com